Exhibit 99.2

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Honeywell

Honeywell & EMS Technologies

Great Positions in Good Industries

Energy, Safety
& Security

Chemicals,
Specialty
Materials &
Fertilizers

Safety &
Security

Aviation &
Defense

Automotive &
Transportation

Buildings,
Construction &
Maintenance

Consumer &
Home

Efficiency,
Energy &
Utilities

Fire Protection

& First
Responder

Healthcare &
Medical

Industrial
Process

Control

Manufacturing

Oil & Gas,
Refining,
Petrochemicals
& Biofuels

Scanning &
Mobile
Productivity

Honeywell’s Businesses

$35-36 billion* in revenues, 50% outside of U.S.

Nearly 130,000 employees operating in 100 countries

Morristown, NJ global corporate headquarters

Aerospace

$10.8-11.2B*

Automation &
Control Solutions

$14.7-15.1B*

Specialty
Materials

$5.0-5.2B*

Transportation
Systems

$4.3-4.5B*

*‘11 revenues estimate

Installed Base: ~300,000 Aircraft Worldwide

REVENUE PROFILE
$10.8-11.2B

(2011 estimate)

DEFENSE & SPACE PLATFORM BREADTH

Phoenix, AZ
headquarters

30,000 employees
at nearly 100
locations

COMMERCIAL PLATFORM BREADTH

REGIONAL TRANSPORT

35+ platforms

Aftermarket
44%

OEM
44%

SPACE

40+ programs

HELICOPTERS

20+ programs

Services

12%

AIR TRANSPORT

60+ platforms

GENERAL AVIATION

100+ platforms

BUSINESS JETS

~125 platforms

SERVICES

NASA, DoD, DoE

HELICOPTERS

20+ platforms

AIRCRAFT

60+ platforms

MISSILE SYSTEMS

40+ systems

SURFACE VEHICLES

10+ platforms

*Excludes missile systems

Installed Base: 25,000+ Vehicles Worldwide*

Honeywell Aerospace

Automation and Control Solutions (ACS)

Honeywell Building Solutions

Install and Service Building
Control Systems

Large, Complex, Integrated Projects

Energy Savings Performance
Contracting

Honeywell Scanning & Mobility

Bar Code Scanners

Miniature Bar Code Scanning
Engines

Rugged Mobile Computers

Honeywell Environmental and
Combustion Controls

Home Comfort and Energy Solutions

Building Controls

Combustion

Electrical Devices

Honeywell Security Group

Burglar Alarm Systems

Access Control / Video

Low Voltage Distribution (ADI)

Cable and Custom Electronics

Honeywell Life Safety

Fire Alarm Systems

Gas Detection

Personal Protective Equipment

Honeywell Sensing and Control

Sensors

Safety and Limit Switches

Mission Critical Applications

Honeywell Process Solutions

Control Systems for Continuous
Process Industries

Design, Install, Service

Advanced Solutions

Simulation, Optimization

Field Instrumentation

>70,000 Employees Serving 1 Million Customers

D

ACS Strategic Business Units

PRODUCTS

BUILDINGS

18%

18%

22%

4%

3%

20%

15%

ACS Sales
$13.7B

(2010)

Scanning
& Mobility

Building
Solutions

Security
Group

Sensing
and Control

Life Safety

SOLUTIONS

Environmental and
Combustion Controls

Process
Solutions

ACS Positioned for Growth

Leveraged to Key Macro
Trends

Demonstrated Ability to Beat
Competition

Leading with New Product
Innovation

Investing for Growth and
Profitability

Focused on our Customers
and Execution

Positioned to Win in a
Rebounding Economy

Leader In Industries Where Great Technology Wins

Hand-Held Scanners:
Laser Scanners, Linear Imagers,
Area Imagers

Hands-Free Scanners:

Laser Scanners & Area Imagers

Bioptic Scanners:
Laser Scanners

Core Benefits

Access to information in the
field; anywhere, anytime

Automate, track & trace for
improved quality and
accountability

Eliminate costly human errors

Improved productivity &
customer satisfaction

Software, Services &
Accessories

Mobile Computers

Engines:
Laser, Linear and 2D

Document Imaging and
Bar Code Verifiers

Honeywell Scanning & Mobility Overview

Honeywell

NOVAR

FIRST TECHNOLOGY SAFETY SYSTEMS

HandHeld PRODUCTS

Metrologic
We really work for you

MAXON
A Honeywell Company

CALLIDUS TECHNOLOGIES

Akuacom

TRIDIUM

E-Mon
Energy Monitoring Products

NSP

SPERIAN
Protection you can trust

IAC

Strategic Acquisitions As Growth Driver

Acquisition

Building

Controls

Gas

Detection

AIDC

Industrial

Combustion

Energy/

Smart Grid

zellweger analytics

Personal

Protection

Norcross Safety Products

Proven acquisition track record

Strong contributor to ACS
Growth

New Markets & Products

Great Talent Infusion

60+ Acquisitions, $6B Revenue      Great Track Record

Aerospace

Dimensions
International

Why EMS and Honeywell?

Satcom technology

Engineering expertise

Advanced C4ISR
products

Asset and personnel
tracking

Position in Ports and
Warehouse segments

Vehicle-mount and
specialty computers

Customers
worldwide

Avionics & cabin
systems

Satellite and missile
systems

Honeywell

Connectivity Solutions

Benefiting Customers

Worldwide

EMS

Bar code scanners &
scan engines

Strong channels in
APAC and LA

Expanded range of
rugged handhelds

Productivity & Resource

Management Solutions

for Customers Worldwide

Complementary Technology & Positions

Joint Integration Team Working Together,

Disciplined and Customer Focused

Integration Approach

Drive Customer Focus and Growth in the combined business

Engage and Involve Employees to create a great business together

Full-time Integration Team – partnering with HON and EMS
members

Ongoing Communications with employees, customers, suppliers

Execute to Schedule the integration plan and Integrate Effectively all services, systems and projects

Senior Leadership sponsorship and regular reviews

Achieve Financial Goals

Conform to Policies -- Code of Conduct, Compliance, HS&E, etc.

Adopt EMS Best Practices to build shared processes and
capabilities

Q&A Session

Honeywell International Inc. (“Honeywell”) (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; automotive products;
turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago
Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

Additional Information

The planned tender offer referred to in this document has not yet been commenced. This document is neither an offer to purchase nor a solicitation of an offer to sell shares of EMS Technologies, Inc. (“EMS”). At the time the tender offer is commenced, Honeywell and its wholly-
owned subsidiary, Egret Acquisition Corp. (“Egret”), intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal, and other documents relating to the tender offer and EMS intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Honeywell, Egret, and EMS intend to mail these documents to the stockholders of EMS.
These documents will contain important information about the tender offer and stockholders of EMS are urged to read them carefully when they become available. Stockholders of EMS will be able to obtain a free copy of these documents (when they become available) and other documents filed by EMS, Honeywell, or Egret with the Securities and Exchange Commission (the “Commission”) at the website maintained by the Commission at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available)
from the information agent named in the offer to purchase or from Honeywell.

Forward-Looking Statements

This document contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities
Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-
looking statements included in this document are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-
looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. Other risks and uncertainties relating to the acquisition of EMS include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the tender of the requisite number of the outstanding shares of EMS common stock, the possibility that the acquisition will not be completed, or if it is completed that it will not close within the anticipated time period, or that any anticipated benefits of the acquisition to Honeywell will not be realized.